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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

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                            FORM 8-K

                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2006

                        Adams Golf, Inc.
       (Exact Name of Registrant as Specified in Charter)

           Delaware                 000-24583           75-2320087
 (State or Other Jurisdiction    (Commission File      (IRS Employer
       of Incorporation)             Number)        Identification No.)

    300 Delaware Avenue, Suite 572
         Wilmington, Delaware                         19801
(Address of Principal Executive Offices)           (Zip Code)

Registrant's telephone number, including area code: (302) 427-5892

                         Not applicable
  (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.   Entry into a Material Definitive Agreement.

     On January 23, 2006, we amended our Credit Agreement originally dated February 13, 2004 (the "Credit Agreement") and executed an amended and restated promissory note with Bank of Texas, N.A. to extend the termination date of the Credit Agreement to January 23, 2009. We previously extended the Credit Agreement for three years in April 2005. As of January 23, 2006, we have no outstanding loans against the credit facility. The amendment increased the line of credit available to us under the Credit Agreement from $5,000,000 to $10,000,000. The amendment modified the Prohibition of Mergers & Acquisitions to allow us to borrow up to $10,000,000 under the credit facility to acquire additional businesses, provided the nature of business is consistent with current operations, or for general working capital purposes. The agreement is collateralized by our accounts receivable, inventory, intellectual property, and equipment and requires, among other things, for us to maintain certain financial performance levels relative to cash flow and interest coverage ratio. Interest on outstanding balances accrues based on a table according to the amount of debt drawn down against the line of credit and is due quarterly.

Item 2.03    Creation of a Direct Financial Obligation or an
             Obligation under an Off-Balance Sheet Arrangement of a Registrant

     See "Item 1.01 - Entry into a Material Definitive Agreement" above.








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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ADAMS GOLF, INC.


     Date:  January 26, 2006      By: /s/ Eric Logan
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                                      Eric Logan
                                      Chief Financial Officer














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